Exhibit 10.2

LEASE AGREEMENT

BETWEEN

HEP-DAVIS SPRING, L.P.

as LANDLORD,

and

HEALTHTRONICS, INC.

as Tenant,

Covering approximately 56,423 square feet

of the Building known as

Davis Spring Corporate Center 3

located at

9825 Spectrum Drive

Austin, Texas 78729

TABLE OF CONTENTS

1.	PREMISES, TERM AND INITIAL IMPROVEMENTS	1
2.	BASE RENT, ADDITIONAL RENT AND SECURITY DEPOSIT	1
3.	TAXES	3
4.	LANDLORD’S MAINTENANCE	3
5.	TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS	4
6.	ALTERATIONS	4
7.	SIGNS	5
8.	UTILITIES	5
9.	INSURANCE	5
10.	CASUALTY DAMAGE	6
11.	LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE	6
12.	USE	6
13.	INSPECTION	7
14.	ASSIGNMENT AND SUBLETTING	7
15.	CONDEMNATION	8
16.	SURRENDER OF PREMISES, HOLDING OVER	8
17.	QUIET ENJOYMENT	9
18.	EVENT OF DEFAULT	9
19.	REMEDIES	9
20.	LANDLORD’S DEFAULT	10
21.	MORTGAGES	10
22.	ENCUMBRANCES	11
23.	MISCELLANEOUS	11
24.	NOTICES	13
25.	HAZARDOUS WASTE	13
26.	LANDLORD’S LIEN	14
27.	COMPLIANCE WITH LAWS	14

LIST OF DEFINED TERMS

Defined Term	Page
affiliate	11
Allowance	1
Alterations	4
Base Rent	1
Building	1
Building Structure	3
Claimant	10
Commencement Date	1
Construction Costs	1
Design Professional	1
Environmental Law	13
Event of Default	9
Hazardous Substances	13
HVAC System	4
including	11
Initial Improvements	1
Land	1
Landlord	1
Landlord’s Mortgagee	10
Law	11
Laws	11
Lease	1
Loss	6
Mortgage	10
MSDS	13
Operating Expenses	2
Permitted Activities	13
Permitted Materials	13
Permitted Transfer	7
Plans	1
Premises	1
Primary Lease	10
Project	1
Proportionate Share	1
rent	2
Repair Period	5
Security Deposit	3
substantial completion	1
substantially completed	1
Taking	8
Taxes	3
Tenant	1
Tenant Party	11
Term	1
Transfer	7
Vacation Date	7

ii

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into by HEP DAVIS SPRING, LP, a Texas limited partnership (“Landlord”) and HEALTHTRONICS, INC., a Georgia corporation (“Tenant”).

1.	PREMISES, TERM AND INITIAL IMPROVEMENTS

(a) Landlord leases to Tenant and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A (the “Premises”) which is all of the approximately 56,423 square foot building (the “Building”) commonly known as Davis Spring Corporate Center 3, located on the real property described on Exhibit A (the “Land”), subject to the terms and conditions in this Lease. The Land, the Building, and all other improvements thereon are hereinafter collectively referred to as the “Project”. The term “square footage of the Premises” or “square footage of the Building” or words to similar effect shall mean the square footage of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figure for the square footage of the Premises and Tenant’s Proportionate Share as detailed in this Section. Landlord and Tenant stipulate that, as of the date of this Lease, the size of the Premises is 56,423 square feet and the size of the Building is 56,423 square feet, and Tenant’s initial “Proportionate Share” is 100% (subject to Section 2(a) below). The Proportionate Share shall be adjusted if the size of the Premises changes.

(b) The Lease term shall be eighty-four (84) months, beginning on the later to occur of the date of substantial completion (as defined on Exhibit B) or August 1, 2008 (such later date, the “Commencement Date”) and ending on July 31, 2015 (the “Term”) which defined term shall include all renewals and extensions of the Term, if any. Notwithstanding the foregoing if the Commencement Date does not occur on August 1, 2008, then the Term shall end eighty-four (84) months after the first day of the first full calendar month after the Commencement Date. Upon the Commencement Date, Landlord and Tenant shall execute a Notice of Commencement in the form attached hereto as Exhibit C acknowledging the Commencement Date and the date the Lease will expire. Landlord and Tenant acknowledge that HPI Acquisition Company, LLC. (“HPI”) and Tenant have entered into an agreement (the “Purchase Agreement”) providing for HPI or an affiliate thereof to purchase Capital View Center, Building B #201 and #202 and Building C #100, #200 and #300, located at 1301 Capital of Texas Highway South, Austin, Texas 78746 (collectively, “Capital View Center”) from Tenant. If HPI’s (or its affiliate’s) purchase of Capital View Center from Tenant pursuant to the Purchase Agreement does not close by June 15, 2008 for any reason, then the Commencement Date and the expiration date of this Lease shall each be extended (i.e., to a later date) by the number of days after June 15, 2008 that HPI’s (or its affiliate’s) purchase of Capital View Center from Tenant does not close. Notwithstanding the foregoing, in the event the Purchase Agreement is terminated, Tenant shall have the right to terminate this Lease by delivering written notice of termination to Landlord within ten (10) days after the Purchase Agreement is terminated. Failure to give such notice within such ten (10) day period shall be deemed Tenant’s waiver of its right to terminate this Lease pursuant to this Section 1(b). If Tenant terminates this Lease pursuant to this Section 1(b), and such termination is due to the termination of the Purchase Agreement because of, and only because of, Tenant’s default thereunder, Tenant shall reimburse Landlord for Landlord’s costs incurred in connection with the preparation of the Plans (as defined in Exhibit B), up to a maximum amount of $50,000.00, upon demand. If Tenant terminates this Lease pursuant to this Section 19b) for any other reason, Tenant will not be obligated to reimburse Landlord for Landlord’s costs incurred in connection with the preparation of the Plans.

2.	BASE RENT, ADDITIONAL RENT AND SECURITY DEPOSIT

(a) Tenant shall pay to Landlord “Base Rent” in advance, without demand, deduction or set off; equal to the following amounts for the following periods of time:

Period	Monthly Base Rent Per Square Foot	Monthly Base Rent
Months 1 – 3	$0.00	$0.00
Months 4 – 12	$1.00	$51,923.00
Months 13 – 24	$1.03	$58,115.69
Months 25 – 36	$1.06	$59,808.38
Months 37 – 48	$1.09	$61,501.07
Months 49 – 60	$1.13	$63,757.99
Months 61 – 72	$1.16	$65,450.68
Months 73 – 84	$1.20	$67,707.60

For purposes of the foregoing schedule of Base Rent, a “Month” shall mean a period of time commencing on the same numeric day as the Commencement Date and ending on (but not including) the day in the next calendar month that is the same numeric date as the Commencement Date. Landlord and Tenant acknowledge that the foregoing schedule of Base Rent reflects free Base Rent for the entire Premises for Months 1 – 3, and free Base Rent for 4,500 square feet of the Premises for Months 4 – 12. Tenant shall pay its Proportionate Share of Operating Expenses for the Premises during any free Base Rent periods pursuant to Section 2(b) of this Lease; provided, however, for the first twelve (12) Months of the Term, Tenant’s Proportionate Share shall exclude 4,500 square feet of the Premises and therefore, during such period of twelve (12) Months, Tenant’s Proportionate Share shall be deemed to be 92.02%. The monthly installment of Base Rent for the fourth Month, plus the other monthly charges set forth in Section 2(b), in the total amount of $64,903.75, shall be due on the date hereof; thereafter, monthly installments of Base Rent shall be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and additional rent for such partial calendar month shall be prorated.

(b) Tenant shall pay, as additional rent, its Proportionate Share of all costs incurred in owning, operating, managing, and maintaining the Premises, the Land and the Building and the facilities and services provided for the common use of Tenant and any other tenants of the Project (collectively, “Operating Expenses”) including the following items: (1) Taxes (defined below), and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the cost of all utilities used in the Building which are not billed separately to a tenant for above Building standard utility consumption or otherwise; (3) the cost of insurance; (4) the cost of repairs, replacement, management fees and expenses, landscape maintenance and replacement, trash service (if provided), security service (if provided) and a replacement reserve for capital items; (5) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Land is subject; (6) maintenance of fire sprinkler systems; and (7) alterations, additions, and improvements made by Landlord to comply with Laws (defined below) or in order to reduce Operating Expenses. If a particular expense is incurred or charged to more than one building in the Project rather than solely to the Building (such as Taxes on the Land), then, for the purposes of calculating Operating Expenses, the amount of such multi-building expense to be included in Operating Expenses shall be determined by multiplying the expense in question by a fraction, the numerator of which shall be the square footage of the Building and the denominator of which shall be the square footage area of the buildings for which the expense was incurred or otherwise allocated to. On the same day that Base Rent is due, Tenant shall pay to Landlord an amount equal to 1/12 of Landlord’s estimate of Tenant’s Proportionate Share of annual Operating Expenses. The initial monthly payments are based upon Landlord’s estimate of the Operating Expenses for the year in question, and shall be increased or decreased annually to reflect the projected actual Operating Expenses for that year. Within 90 days after each calendar year or as soon thereafter as is reasonably practicable, Landlord shall deliver to Tenant a statement setting forth the actual Operating Expenses for such year. If Tenant’s total payments in respect of Operating Expenses for any year are less than Tenant’s Proportionate Share of Operating Expenses for that year, Tenant shall pay the difference to Landlord within thirty (30) days after Landlord’s request therefor; if such payments are more than Tenant’s Proportionate Share of Operating Expenses, Landlord shall retain such excess and credit it against Tenant’s future monthly payments, except that any credit remaining at the expiration or earlier termination of this Lease shall be paid to Tenant within thirty (30) days after such expiration or termination. Operating Expenses shall not include the following: (A) any costs for interest, amortization, or other payments on loans to Landlord, or any depreciation on the Building; (B) commissions or other expenses incurred in leasing or procuring tenants; (C) legal expenses other than those incurred for the general benefit of the tenants of the Building; (D) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (E) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building; (F) rents under ground leases; (G) costs incurred in selling, syndicating, financing, mortgaging, or hypothecating any of Landlord’s interests in the Building; and (H) costs of capital improvements except for those provided in (7) above and except that Landlord may include in Operating Expenses only such portion of capital improvement costs as is necessary to amortize such improvements over their useful life. There shall be no duplication of costs for reimbursements in calculating Operating Expenses. The amounts of the monthly Base Rent and Tenant’s Proportionate Share of Operating Expenses for the fourth Month (and the part thereof attributable to Taxes) are as follows:

Base Rent (Section 2(a))	$51,923.00
Estimated Operating Expenses, excluding Taxes (Section 2(b))	$12,980.75
Total initial monthly payment	$64,903.75

(c) If any payment required of Tenant under this Lease is not paid within five (5) days after due, Landlord may charge Tenant a fee equal to 5% of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.

(d) All payments and reimbursements required to be made by Tenant under this Lease shall constitute “rent” (herein so called). All rent payments shall be sent to the following address, which address may be changed from time to time by Landlord:

HEP Davis Springs, LP

PO Box 202220

Dept 4348

Dallas, Texas 75320-2220

(e) Landlord shall keep good and accurate books and records in accordance with sound accounting principles consistently applied concerning the Operating Expenses, and Tenant and/or Tenant’s representative (provided such representative of Tenant is a certified public accountant and is not compensated for such audit on a contingency basis) shall have the right, upon 10 days notice, to audit, inspect and copy such books and records. Landlord shall pay for Tenant’s costs and expenses (up to $5,000.00) associated with any final audit that reveals that the actual Operating Expenses were overcharged by five percent (5%) or more from the amount stated in Landlord’s statement of actual Operating Expenses provided to the Tenant. Prior to release of the inspection or audit, Tenant shall provide Landlord with a copy of the preliminary inspection or audit report and in the event Landlord has any objection thereto, Landlord and Tenant and its inspector or auditor, as applicable, shall work in good faith to resolve such disputes prior to issuance of the final audit report. In any event, Landlord shall credit Tenant in the same manner as overpayments of Operating Expenses per subparagraph (b) above all Operating Expenses shown by such inspection to have been overpaid by Tenant, as determined by the final inspection or audit report, as applicable, and, similarly, Tenant shall promptly pay Landlord all Operating Expenses shown by such final audit or inspection to have been underpaid by Tenant, as mutually determined by Landlord and Tenant in good faith. Tenant shall not have the right to conduct any such inspection more frequently than once annually or for periods prior to the immediately preceding lease year.

(f) Tenant shall deposit with Landlord on the date hereof Eighty-One Thousand Five Hundred Thirty-One and 24/00 Dollars ($81,531.24) (the “Security Deposit”) which shall be held by Landlord to secure Tenant’s obligations under this Lease; however, the Security Deposit is not an advance rental deposit or a measure of Landlord’s damages for an Event of Default (defined below). Landlord may use any portion of the Security Deposit to satisfy Tenant’s unperformed obligations hereunder, without prejudice to any of Landlord’s other remedies. If so used, Tenant shall pay Landlord an amount that will restore the Security Deposit to its original amount upon request. In connection with any waiver of a Tenant default or modification of this Lease, Landlord may require that Tenant provide Landlord with an additional amount to be held as part of the Security Deposit. The unused portion of the Security Deposit (together with a detailed accounting and supporting evidence of the amounts, if any, withheld from the Security Deposit) will be returned to Tenant within 30 days after the end of the Term, provided that no Event of Default exists at the expiration of the Term.

(g) With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the area thereof those Operating Expenses which fluctuate with occupancy for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the area thereof.

3.	TAXES

(a) Landlord shall pay all taxes, assessments and governmental charges whether federal, state, county, or municipal and whether they are imposed by taxing or management districts or authorities presently existing or hereafter created (collectively, “Taxes”) that accrue against the Premises, the Land and the Building. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the rent or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be included within the term “Taxes.” Notwithstanding anything to the contrary set forth in the definition of Taxes, for purposes of determining Tenant’s Proportionate Share of Taxes, Taxes shall include only one-half (1/2) of the franchise taxes commonly referred to as the “Margin Tax” payable by Landlord that pertain to the Premises, the Land and the Building in the determination of Taxes.

(b) Tenant shall (1) before delinquency pay all taxes levied or assessed against any personal property, fixtures or alterations placed in the Premises and (2) upon the request of Landlord, deliver to Landlord receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that such taxes have been paid. If any such taxes are levied or assessed against Landlord or Landlord’s property and (A) Landlord pays them or (B) the assessed value of Landlord’s property is increased thereby and Landlord pays the increased taxes, then Tenant shall pay to Landlord such taxes within ten days after Landlord’s request therefor.

(c) TENANT HEREBY WAIVES ALL RIGHTS TO PROTEST THE APPRAISED VALUE OF THE PROJECT OR TO APPEAL THE SAME AND ALL RIGHTS TO RECEIVE NOTICES OF REAPPRAISALS AS SET FORTH IN SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE.

4.	LANDLORD’S MAINTENANCE

(a) This Lease is intended to be a net lease; accordingly, Landlord’s maintenance obligations are limited to maintenance and replacement of the Building’s roof, the foundation piers and structural members of the exterior walls (collectively, the “Building Structure”); however, Landlord shall not be responsible for alterations to the Building Structure required by Law because of Tenant’s use of the Premises (which alterations shall be performed by Tenant). The Building Structure does not include skylights, windows, glass or plate glass, doors, special storefronts or office entries, all of which shall be maintained by Tenant.

(b) Additionally, Landlord shall, maintain the parking areas, driveways, alleys and grounds located on the Land in a clean and sanitary condition, consistent with the operation of a first-class office/warehouse building, including prompt maintenance, repairs and replacements of (1) any drill or spur tract servicing the Premises, (2) the exterior of the Building (including painting), (3) irrigation systems and sewage lines, and (4) any other items normally associated with the foregoing. Additionally, Landlord shall maintain any private entry drives, any detention ponds, and other common areas for the Project. Tenant shall promptly notify Landlord of any work required to be performed under this Section 4. All costs in performing the work described in this Section 4(b) shall be included in Operating Expenses, subject to the applicable provisions of Section 2(b) hereof.

(c) Additionally, Landlord shall maintain any private entry drives, the detention ponds, and other common areas for the Project as shown on Exhibit A-1. The Building’s Proportionate Share of all costs in performing the work described in this Section 4(c) shall be included in Operating Expenses, subject to the applicable provisions of Section 2(b) hereof. As used herein, the term “Building’s Proportionate Share” shall mean a fraction which is determined by dividing the number of square feet contained in the Building (56,423) by the number of square feet then contained in the Project. Currently there are 261,582 square feet in the Project, and therefore the initial Building’s Proportionate Share is 21.57%. As additional square footage in the Project is completed and becomes ready for occupancy, the number of square feet in the Project will increase and the Building’s Proportionate Share will be adjusted accordingly.

(d) Notwithstanding any other provision hereof, if Landlord fails to perform its maintenance and repair obligations hereunder and if (i) the lack of such maintenance and repair by Landlord materially impairs Tenant’s use of the Premises, (ii) the need for such maintenance and repair is not caused by Tenant or Tenant’s contractors, agents, employees, customers, licensees or invitees, and (iii) Landlord fails to make any required repairs within thirty (30) days after the receipt of Tenant’s written notice or, in the event the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance and Landlord fails to commence performance within the thirty (30) day period and thereafter diligently pursue the completion of same using commercially reasonable efforts, Tenant may, at its option, make such repair or replacement on Landlord’s behalf and recover from Landlord Tenant’s reasonable out-of-pocket costs and expenses in connection with the exercise of such right; provided that if the repair or replacement affects any portion of the Building which is the subject of any warranty or maintenance/service agreement (such as, without limitation, the roof), Tenant shall use Landlord’s designated contractor for such repair and/or replacement so as not to impair or invalidate the warranty or maintenance/service agreement. In the case of any damage to such components or systems caused by Tenant or Tenant’s agents, employees, contractors, customers, licensees or invitees, the cost to repair the same shall be paid for by Tenant.

5.	TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS

(a) Tenant shall maintain all parts of the Premises [except for maintenance work which Landlord is expressly responsible for under Section 4(a) above] including without limitation, dock and loading areas, man doors, truck doors, dock levelers, shelters, seals and bumpers (if any), lighting, plumbing, restrooms, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, electrical systems, and air rotation equipment in good condition and promptly make all necessary repairs and replacements to the Premises, normal wear and tear and damage by casualty excepted. Tenant shall repair and pay for any damage caused by a Tenant Party (defined below) or caused by Tenant’s default hereunder.

(b) Tenant shall maintain the hot water equipment and the heating, air condition, and ventilation equipment and systems (the “HVAC System”) in good repair and condition and in accordance with Law and with such equipment manufacturers’ suggested operation/maintenance service program; such obligation shall include replacement of all equipment necessary to maintain such equipment and system in good working order. Within ten days after the Commencement Date, Tenant shall enter into regularly scheduled preventive maintenance/service contracts for such equipment, each in compliance with Landlord’s specifications and otherwise in form and substance and with a contractor reasonably acceptable to Landlord, and deliver copies thereof to Landlord. At least 14 days before the end of the Term, Tenant shall deliver to Landlord a certificate from an engineer reasonably acceptable to Landlord certifying that the hot water equipment and the HVAC System are then in good repair and working order, reasonable wear and tear excepted.

6.	ALTERATIONS

Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed so long as the Alteration (i) does not affect the Building Structure, (ii) does not materially and adversely affect the HVAC System, or the mechanical, electrical or plumbing or other systems of the Building and (iii) does not affect and is not visible from the exterior of the Premises. Landlord shall not be required to notify Tenant of whether it consents to any Alterations until it has received plans and specifications therefor which are sufficiently detailed to allow construction of the work depicted thereon to be performed in a good and workmanlike manner. Landlord will notify Tenant of its approval or disapproval of any requested Alteration within fifteen (15) business days after Landlord’s receipt of all information regarding such Alteration required pursuant to this Section 6. In the event Landlord fails to respond to such request within said fifteen (15) business day period, Tenant’s requested Alterations shall be approved. If the Alterations will affect the Building Structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications therefor must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted thereon will comply with law or be adequate for any purpose, but shall merely be Landlord’s consent to performance of the work. Upon completion of any Alterations, Tenant shall deliver to Landlord accurate, reproducible as-built plans therefor. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all Alterations shall be Landlord’s property when installed in the Premises. All work performed by a Tenant Party in the Premises (including that relating to the installations, repair, replacement, or removal of any item) shall be performed in accordance with Laws and with Landlord’s specifications and requirements, in a good and workmanlike manner, and so as not to damage or alter the Building Structure or the Premises. Any contractors used by Tenant must carry liability insurance reasonably acceptable to Landlord, and Tenant shall deliver evidence of such insurance to Landlord before any construction is commenced. In connection with any such alteration, addition, or improvement costing in excess of $20,000.00, Tenant shall pay to Landlord an administration fee of 5% of all costs incurred for such work (excluding the Initial Improvements). Tenant shall be responsible for compliance with American With Disabilities Act of 1990 for the interior, non-structural portions of the Premises, Landlord shall be responsible for compliance with the American With Disabilities Act of 1990 relative to the Building Structure, and all Building common areas including, but not limited to, parking areas, sidewalks, entrances, and access ways, unless such compliance is required solely in connection with Tenant’s specific use of the Premises or a Tenant alteration of the Building, in which case such compliance shall be Tenant’s responsibility. Further, Landlord shall construct the Initial Improvements in compliance with the American With Disabilities Act of 1990.

7.	SIGNS

Tenant shall not place, install or attach any signage, decorations, advertising media, blinds, draperies, window treatments, bars, or security installations to the Premises or the Building without Landlord’s prior written approval. Landlord hereby agrees that Tenant may install one sign on the exterior of the Building, subject to compliance with all applicable Laws, the Building signage criteria provided attached hereto as Exhibit D and the provisions of this Section 7. Upon the expiration or earlier termination of this Lease, Tenant shall remove all Tenant’s signage, and Tenant shall repair, paint, and/or replace any portion of the Premises or the Building damaged or altered as a result of its signage when it is removed (including, without limitation, any discoloration of the Building). Tenant shall not (a) make any changes to the exterior of the Premises or the Building, (b) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, or (c) erect or install any signs, windows or door lettering, decals, window or storefront stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises or the Building without Landlord’s prior written consent. Landlord shall not be required to notify Tenant of whether it consents to any sign until it has received detailed, to-scale drawings thereof specifying design, material composition, color scheme, and method of installation. Landlord will notify Tenant of its approval or disapproval of any requested sign within fifteen (15) business days after Landlord’s receipt of all information regarding such sign required pursuant to this Section 7. If Landlord fails to respond to Tenant’s request within said fifteen (15) business day period, Tenant’s requested signage shall be deemed approved.

8.	UTILITIES

Tenant shall pay directly to the utility provider all electricity, gas, and telephone charges used at the Premises, together with any taxes, penalties, surcharges, maintenance charges, and the like pertaining thereto. Tenant shall obtain telephone and computer line service to the Premises. Landlord shall provide, as part of the Initial Improvements, all other utility service connections to the Premises, including water, gas, electricity and sewer. Except for electricity and gas services (which shall be separately metered to the Premises) and telephone service, Tenant’s use of all utilities shall be part of Operating Expenses; provided, however, if Tenant’s use of any utility exceeds Building standard service, Landlord may, at Tenant’s expense, separately meter and bill Tenant directly for its use of any such utility service, in which case, the amount separately billed to Tenant for above Building standard utility service shall not be duplicated in Tenant’s obligation to pay additional rent under Section 2(b). Landlord shall not be liable for any interruption or failure of utility service to the Premises; provided, however, that if any such interruption results directly from the acts of Landlord or Landlord’s agents, employees or contractors, Tenant, as Tenant’s sole and exclusive remedy therefor, shall be allowed an abatement of Base Rent for each day after the second (2nd) business day of such interruption until such service is restored. All amounts separately billed Tenant by Landlord under this Section 8 shall be payable within thirty (30) days after Landlord’s request therefor.

9.	INSURANCE

Tenant shall maintain (a) workers’ compensation insurance (with a waiver of subrogation endorsement reasonably acceptable to Landlord) and commercial general liability insurance (with contractual liability endorsement), including personal injury and property damage in the amount of $3,000,000 per occurrence combined single limit for personal injuries and death of persons and property damage occurring in or about the Premises, plus umbrella coverage of at least $5,000,000 per occurrence, and (b) fire and extended coverage insurance covering (1) the replacement cost of all of Tenant’s contents in the Premises, and (2) loss of profits in the event of an insured peril damaging the Premises. Such policies shall name Landlord and the Project manager (currently HPI Management Company) as additional insureds (and as loss payees on the fire and extended coverage insurance), (B) be issued by an insurance company reasonably acceptable to Landlord, (C) provide that such insurance may not be cancelled unless 30-days’ prior written notice is first given to Landlord, (D) be delivered to Landlord by Tenant before the Commencement Date and at least 15 days before each renewal thereof, and (E) provide primary coverage to Landlord when any policy issued to Landlord is similar or duplicate in coverage, in which case Landlord’s policy shall be excess over Tenant’s policies.

Throughout the Term of this Lease, Landlord shall maintain commercial general liability insurance, in an amount not less than $3,000,000 (in a combination of Primary plus Umbrella/Excess Liability policies), fire and extended coverage casualty insurance, including vandalism and malicious mischief coverage, covering at least one hundred percent (100%) of the replacement value of the Building, and such other insurance as Landlord deems necessary. The cost of all insurance carried by Landlord with respect to the Building and the Land shall be included in Operating Expenses. Landlord shall name Tenant as an additional insured on Landlord’s commercial general liability insurance policy.

10.	CASUALTY DAMAGE

(a) Tenant shall give written notice to Landlord of any damage to the Premises or the Building promptly on discovery of the same. If the Premises or the Building is totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s reasonable estimation, rebuilding or repairs cannot be substantially completed within 180 days after the date of Landlord’s actual knowledge of such damage, then either Landlord or (if a Tenant Party did not cause such damage) Tenant may terminate this Lease by delivering to the other written notice thereof within 30 days after Landlord notifies Tenant that the rebuilding or repairs cannot be substantially completed within 180 days, in which case, the rent shall be abated from the date of occurrence through the unexpired portion of this Lease, effective upon the date such damage occurred. Time is of the essence with respect to the delivery of such notices.

(b) Subject to Section 10(c), if this Lease is not terminated under Section 10(a), then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the contents required to be covered by Tenant’s insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date such damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work (the “Repair Period”) then the rent for such period shall be reduced to such extent as may be fair and reasonable under the circumstances and the Term shall be extended by the number of days in the Repair Period.

(c) If the Premises are destroyed or substantially damaged by any peril not covered by the insurance maintained by Landlord or any Landlord’s Mortgagee (defined below) requires that insurance proceeds be applied to the indebtedness secured by its Mortgage (defined below) or to the Primary Lease (defined below) obligations, Landlord may terminate this Lease by delivering written notice of termination to Tenant within 30 days after such destruction or damage or such requirement is made known by any such Landlord’s Mortgagee, as applicable, whereupon all rights and obligations hereunder shall cease and terminate, except for any liabilities of Tenant which accrued before this Lease is terminated, provided that all Base Rent and any additional rent accruing after the date of the casualty shall be abated, and any rent or other monies paid in advance by Tenant under the terms of this Lease for the period from and after the casualty shall be repaid to Tenant, and any Security Deposit to which Tenant is entitled shall be returned to Tenant in accordance with Section 2(f).

11.	LIABILITY, INDEMNIFICATION, WAIVER OF SUBROGATION AND NEGLIGENCE

(a) Landlord shall not be liable to Tenant or Tenant’s agents, employees or contractors, or those claiming by, through, or under any of them for any injury to or death of any person or persons or any damage to or loss, or loss of use of any real or personal property caused by casualty, theft, or any criminal or tortious acts or omissions of any third party; unless caused solely by Landlord’s negligence or intentional misconduct. In addition, notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant each waives any claims it might have against the other for any damage to or theft, destruction, loss or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Premises, the Building, the Project, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against by the party which might have such claim under the terms of this Lease, REGARDLESS OF WHETHER THE NEGLIGENCE (OF WHATEVER TYPE OR NATURE, INCLUDING, BUT NOT LIMITED TO, GROSS NEGLIGENCE) OR FAULT OF THE OTHER PARTY CAUSED SUCH LOSS. EACH PARTY SHALL CAUSE ITS INSURANCE CARRIER TO ENDORSE ALL APPLICABLE POLICIES WAIVING THE CARRIER’S RIGHT OF RECOVERY UNDER SUBROGATION OR OTHERWISE AGAINST THE OTHER PARTY.

(b) Subject to Section 11(a), Tenant shall defend, indemnify, and hold harmless Landlord and its agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, attorneys’ fees and expenses for any Loss (as defined below) arising from any occurrence within, on or about the Premises or arising from any act or omission (whether negligent, intentional or otherwise) of Tenant or Tenant’s agents, employees, invitees or contractors, except to the extent that a Loss is caused solely by the negligence or intentional misconduct of Landlord. The term “Loss” means any injury to or death of any person or persons or any damage to or theft, destruction, loss, or loss of use of any real or personal property caused by casualty, theft, fire, or any acts or omissions of any person or party, and any injury or damage or inconvenience which may arise through repair or alteration, or failure to make repairs, or from any other cause.

(c) Subject to Section 11(a), Landlord shall defend, indemnify, and hold harmless Tenant and its agents and employees from and against all claims, demands, liabilities, causes of action, suits, judgments, attorneys’ fees and expenses for any Loss arising from any occurrence within, on or about the Premises or Project, to the extent, and only to the extent the Loss is caused solely by the negligence or intentional misconduct of Landlord, or its agents, employees, invitees or contractors.

THESE INDEMNITY PROVISIONS SHALL SURVIVE TERMINATION OR EXPIRATION OF THIS LEASE.

12.	USE

(a) The Premises shall be used only for offices, receiving, storing, light manufacturing and assembling, shipping and selling products, materials and merchandise made or distributed by Tenant and for such other lawful purposes as may be incidental thereto, provided that such uses are in compliance with all applicable Laws; however, no retail sales may be made from the Premises. Outside storage is prohibited. Tenant shall be solely responsible for complying with all Laws applicable to the use, occupancy, and condition of the Premises; provided, however, that Landlord shall deliver the Premises to Tenant in a condition which is in compliance with all Laws. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, or (3) cause the disallowance of any sprinkler credits. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises incurred by Landlord, which is caused by Tenant’s use of the Premises or because Tenant vacates the Premises.

(b) Tenant and its employees and invitees shall have the non-exclusive right to use, in common with others, the parking areas associated with the Premises which Landlord has designated for such use, subject to (1) such reasonable rules and regulations as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees. Tenant shall have the right to use unreserved, surface parking spaces at a ratio of four (4) spaces per 1,000 square feet of the Premises in common with other tenants of the Project. Upon receipt of notice from Tenant that the foregoing number of parking spaces are not available for Tenant’s use, Landlord shall take such steps as are necessary to provide Tenant with use of number of parking spaces to which Tenant is entitled.

(c) Landlord shall have the right to establish and amend from time to time, rules and regulations governing all tenants’ uses and occupancy of the Building (provided the same are reasonable, non-discriminatory and uniformly enforced), and provided further that in the event of a conflict between those rules and this Lease, this Lease shall control.

13.	INSPECTION

Upon reasonable notice, Landlord and Landlord’s agents and representatives may enter the Premises during business hours to inspect the Premises; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and (during the last 12 months of the Term) tenants. During the last 12 months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available. Tenant shall notify Landlord in writing of its intention to vacate the Premises at least 60 days before Tenant will vacate the Premises; such notice shall specify the date on which Tenant intends to vacate the Premises (the “Vacation Date”). At least 30 days before the Vacation Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises. After such inspection, Landlord shall prepare a list of items that Tenant must perform before the Vacation Date, which shall not include repairs due to normal wear and tear or casualty. If Tenant fails to arrange for such inspection, then Landlord may conduct such inspection and Landlord’s reasonable determination of the work Tenant is required to perform before the Vacation Date shall be conclusive. If Tenant fails to perform such work before the Vacation Date, then Landlord may perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within ten days after Landlord’s request therefor.

14.	ASSIGNMENT AND SUBLETTING

(a) Except for Transfers (as defined below) to (i) any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Tenant; (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation, and (B) such entity’s net worth after such acquisition is not less than the net worth of Tenant as of the date hereof; or (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s net worth after such acquisition is not less than the net worth of Tenant as of the date hereof (each of which is hereinafter referred to as a “Permitted Transfer”), which in all events will not require Landlord’s consent, Tenant shall not, without the prior written consent of Landlord, which will not be unreasonably withheld, conditioned or delayed with respect to an assignment (other than a collateral assignment) or sublease, (1) advertise that any portion of the Premises is available for lease or cause or allow any such advertisement, (2) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (3) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (4) sublet any portion of the Premises, or (5) grant any license, concession, or other right of occupancy of any portion of the Premises (any of the events listed in items (1) through (5) being a “Transfer”). If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. In the event Landlord does not approve or deny Tenant’s request within fifteen (15) days after Tenant delivers the foregoing information to Landlord, Landlord shall be deemed to have approved such requested Transfer. Tenant shall reimburse Landlord for its reasonable attorneys’ fees and other expenses (up to $1,000.00 per proposed or actual Transfer)

incurred in connection with considering any request for its consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes the Tenant’s obligations hereunder (however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant therefor). Landlord’s consent to a Transfer shall not release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s rent obligations under this Lease. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so.

(b) Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to a Transfer, cancel this Lease (or, as to a subletting, cancel as to the portion of the Premises proposed to be sublet) as of the date the proposed Transfer was to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant. Notwithstanding the foregoing, Landlord shall not be entitled to exercise the foregoing cancellation right in connection with (i) a Permitted Transfer or (ii) a sublease of all or any portion of the Premises for a term which is less than ninety percent (90%) of the remaining Term of this Lease.

(c) Tenant hereby assigns, transfers and conveys one-half of all consideration received by Tenant under any Transfer, which are in excess of the rents payable by Tenant under this Lease and the reasonable costs incurred by Tenant in connection with such reletting. Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten days after receipt.

15.	CONDEMNATION

If any portion of the Premises or more than 50% of the Building and Land in which the Premises is located is taken for any public or quasi-public use by right of eminent domain or private purchase in lieu thereof (a “Taking”), and the Taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, either party may terminate this Lease by delivering to the other written notice thereof within 30 days after the Taking, in which case rent shall be abated during the unexpired portion of the Term, effective on the date of such Taking. If (a) less than 50% of the Building and Land in which the Premises is located are subject to a Taking or (b) any portion of the Premises or more than 50% of the Building and Land in which the Premises is located are subject to a Taking, but the Taking does not prevent or materially interfere with the use of the Premises for the purpose for which they were leased to Tenant, then neither party may terminate this Lease, but the rent payable during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under the circumstances. All compensation awarded for any Taking shall be the property of Landlord, and Tenant assigns any interest it may have in any such award to Landlord; however, Landlord shall have no interest in any award made to Tenant for loss of business or goodwill or for the taking of Tenant’s trade fixtures, the cost of relocating Tenant and/or disruption of Tenant’s business, if a separate award for such items is made to Tenant.

16.	SURRENDER OF PREMISES, HOLDING OVER

(a) No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the end of the Term or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises with all improvements located thereon in good repair and condition, reasonable wear and tear (subject however to Tenant’s maintenance obligations) excepted, and with the HVAC System and hot water equipment, light and light fixtures (including ballasts), and overhead doors and related equipment in good working order, reasonable wear and tear excepted, (2) deliver to Landlord all keys to the Premises, and (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request. All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises except as provided in the next two sentences, and (4) deliver the Premises in the condition set forth on Exhibit E attached hereto. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant (but Tenant shall not remove any such item which was paid for, in whole or in part, by Landlord). Additionally, Tenant shall remove such alterations, additions, improvements, fixtures, equipment, wiring, furniture, and other property as Landlord may request, provided such request is made within thirty (30) days after the end of the Term and provided that the installation or construction of the applicable alteration, improvement, additions, fixture or wiring was not consented to by Landlord in writing (unless at the time of consent, Landlord informed Tenant that such item would need to be removed upon expiration of the Lease). All items not so removed shall, at the option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items and Tenant shall pay for the costs incurred by Landlord in connection therewith. All work required of Tenant under this Section 16 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws, and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises. Tenant shall, at its expense, repair all damage caused by any work performed by Tenant under this Section 16.

(b) If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a Tenant at will and Tenant shall pay, in addition to the other rent due hereunder, a daily rental equal to 150% of all daily rental payable during the last month of the Term. Additionally, Tenant shall defend, indemnify, and hold harmless Landlord from any damage, liability and expense (including attorneys’ fees and expenses) incurred because of such holding over. No payments of money by Tenant to Landlord after the Term shall reinstate, continue or extend the Term, and no extension of this Term shall be valid unless it is in writing and signed by Landlord and Tenant.

17.	QUIET ENJOYMENT

Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise. Landlord will use reasonable efforts not to unreasonably interfere with Tenant’s use of or access to the Premises in connection with the construction of the remainder of the Project.

18.	EVENT OF DEFAULT

Each of the following events shall constitute an “Event of Default” under this Lease:

(a) With respect to the first two (2) payments not made when due in any consecutive twelve (12) month period, Tenant fails to pay any rent when due or any payment or reimbursement required hereunder when due, and in either case such failure continues for a period of five (5) days after written notice from Landlord that such payment was due. With respect to any other rent or other payment or reimbursement required hereunder, Tenant fails to make such payment within five (5) days after the date on which such payment was due.

(b) The filing of a petition by or against Tenant or any guarantor of Tenant’s obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within sixty (60) days after the filing thereof).

(c) Intentionally deleted.

(d) Tenant fails to discharge any lien placed upon the Premises in violation of Section 22 within thirty (30) days after any such lien or encumbrance is filed against the Premises.

(e) Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 18), and such failure continues for thirty (30) days after written notice thereof to Tenant.

In the event Tenant fails to take possession of and occupy the Premises within thirty (30) days following the Commencement Date or if Tenant vacates all or substantially all of the Premises for any period of sixty (60) or more consecutive days (other than a vacancy due to a casualty or condemnation or a vacancy for which Tenant is expressly entitled to abatement of rent under this Lease), Tenant shall notify Landlord of such vacation and Tenant shall keep all Building systems in the Premises operating at levels necessary to prevent damage to the Building or the Building systems, as reasonably determined by Landlord. Further, in the event Tenant vacates all or substantially all of the Premises for any period of ninety (90) or more consecutive days, including failure to occupy the Premises for ninety (90) days after the Commencement Date (other than a vacancy due to a casualty, condemnation, or a vacancy for which Tenant is expressly entitled to abatement of rent under this Lease), such vacancy shall not be a default hereunder, however, in such event Landlord shall have the right, but not the obligation, to terminate this Lease by delivering written notice of termination to Tenant prior to the date that Tenant occupies or re-occupies all or substantially all of the Premises.

19.	REMEDIES

(a) Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

(1) Terminate this Lease by giving Tenant written notice thereof; in which event, Tenant shall pay to Landlord the sum of (A) all rent accrued hereunder through the date of termination, (B) all amounts due under Section 19(b), and (C) an amount equal to (i) the total rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the rate of interest set forth for 26-week U.S. governmental bills sold at a discount from face value in units of $10,000 to $1,000,000 as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” under the heading “Treasury Bills” (or, if no such rate is published, the “Discount Rate” as published on such date under the “Money Rates” listing), minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

(2) Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (A) all rent and other amounts accrued hereunder to the date of termination of possession, (B) all amounts due from time to time under Section 19(b), and (C) all rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period. To the extent required by Law, Landlord shall use commercially reasonable efforts to mitigate damages; provided, however, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for a reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this Section 19(a)(2). If Landlord elects to proceed under this Section 19(a)(2), it may at any time elect to terminate this Lease under Section 19(a).

Additionally, without notice, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

(b) Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition reasonably acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of; its rights, remedies, and recourses. Landlord’s acceptance of rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. Landlord’s receipt of rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term. If Landlord repossesses the Premises pursuant to the authority herein granted, then Landlord shall have the right to (A) keep in place and use or (B) remove and store, at Tenant’s expense, all of the furniture, fixtures, equipment and other property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord may relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument. Landlord may, at its option and without prejudice to or waiver of any rights it may have, (i) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees or (ii) obtain a list from Tenant of the personal property of Tenant and/or its employees, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available. The rights of Landlord herein stated are in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant agrees that the rights herein granted Landlord are commercially reasonable.

20.	LANDLORD’S DEFAULT

If Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure, Tenant’s exclusive remedy shall be an action for damages. Unless Landlord fails to so cure such default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Liability of Landlord to Tenant for any default by Landlord, shall be limited to actual, direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building and the Land, and neither Landlord nor Landlord’s owners shall have any personal liability therefor. Notwithstanding anything to the contrary set forth herein, in the event Tenant obtains a final, non-appealable judgment against Landlord either (i) for costs incurred to cure Landlord’s failure to perform any repair or maintenance obligation hereunder with respect to the Premises or the Building, or (ii) for costs incurred to perform any remediation or alterations with respect to the Premises or the Building required as a result of Landlord’s breach of a representation or warranty hereunder with respect to condition of the Premises, and at the time the judgment is entered, Landlord does not have enough equity in the Building and the Land to satisfy the judgment (the positive difference between the amount of the judgment and the equity, the “Deficiency”), then Tenant shall be entitled to off-set against Base Rent the amount of such Deficiency until the same has been satisfied.

21.	MORTGAGES

(a) This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”) and any ground lease, master lease, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”) and to increases, renewals, modifications, consolidations, replacements, and extensions thereof; provided that the foregoing subordination in respect of any Mortgage placed on the Premises after the date hereof shall not become effective until and unless the holder of such

Mortgage delivers to Tenant a non-disturbance agreement in form reasonably acceptable to Landlord, Tenant and such holder (which may include Tenant’s agreement to attorn to such Landlord’s Mortgagee) permitting Tenant, if Tenant is not then in default under, or in breach of any provision of, this Lease, to remain in occupancy of the Premises in the event of a foreclosure of any such Mortgage. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 21(a) shall be self-operative, and no further instrument shall be required to effect such subordination; however, Landlord shall deliver to Tenant, and Tenant shall execute from time to time within ten days after delivery thereof to Tenant, an instrument from each Landlord’s Mortgagee evidencing the subordination of this Lease to any such Mortgage or Primary Lease (which instrument shall include a commercially reasonable non-disturbance provision in favor of Tenant and shall be on Landlord’s Mortgagee’s standard form). Landlord shall use commercially reasonable efforts to deliver to Tenant a subordination, non-disturbance and attornment agreement from the existing Landlord’s Mortgagee in favor of Tenant on such mortgagee’s standard form, with such changes as are reasonably requested by Tenant (“SNDA”), prior to June 12, 2008. In the event Landlord fails to deliver the SNDA by June 12, 2008, Tenant, as Tenant’s sole and exclusive remedy, shall have the right to terminate this Lease by delivering written notice to Landlord on or before June 13, 2008 and prior to Landlord’s delivery of such SNDA. Tenant agrees to execute such fully executed SNDA upon request of Landlord.

(b) Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

(c) Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements and shall not be bound by any amendment to which it did not consent in writing nor any payment of rent made more than one month in advance.

22.	ENCUMBRANCES

Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Landlord shall promptly deliver to Tenant copies of any notices of mechanics liens received by Landlord. Tenant shall pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant within thirty (30) days after the filing of any such lien, unless Tenant is validly contesting the lien in good faith and provides to Landlord a bond in the amount of 150% of the claim or provides other security reasonably acceptable to Landlord. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises.

23.	MISCELLANEOUS

(a) Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, rules, and regulations; all court orders, governmental directives, and governmental orders; and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; “Tenant Party” shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any of their respective agents, contractors, employees, and invitees; and “including” shall mean including, without limitation. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(b) The liability of Landlord to Tenant under the terms of this Lease shall be limited to the interest of Landlord in the Building and the Land, and Landlord shall not be personally liable for any deficiency. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building and property that are the subject to this Lease, in which case Landlord shall have no further liability hereunder for any obligations or liabilities accruing after the date of such transfer. Each party shall furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(c) Whenever a period of time is herein prescribed for action to be taken by a party (other than the payment of rent), the party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of the party in question.

(d) Tenant shall, from time to time, but not more than once per calendar year, within ten days after request of Landlord, deliver to Landlord, or Landlord’s designee, a copy of the certificate of occupancy for the Premises, financial statements for itself and any guarantor of its obligations hereunder, and evidence reasonably satisfactory to Landlord that Tenant has performed its obligations under this Lease (including evidence of the payment of the Security Deposit). Tenant shall also, from time to time, within ten days after request of Landlord, deliver to Landlord, or Landlord’s designee, and an estoppel certificate stating that this Lease is in full force and effect, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Landlord. Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. Within ten days after the request of Tenant, Landlord will deliver to Tenant an estoppel certificate stating that this Lease is in full force and effect, that the Tenant is not in default hereunder to Landlord’s knowledge, the date to which rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be requested by Tenant.

(e) This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant is delivered to and accepted by Landlord.

(f) All obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Operating Expenses and utilities and all obligations concerning the condition and repair of the Premises. Upon the end of the Term and before Tenant vacates the Premises, Tenant shall pay to Landlord any amount reasonably estimated by Landlord as necessary to put the Premises in good condition and repair, reasonable wear and tear excluded. Tenant shall also, prior to vacating the Premises, pay to Landlord the amount, as estimated by Landlord, of Tenant’s obligation hereunder for underpayment of Operating Expenses for the year in which the Term ends. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be. Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 23(f).

(g) If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby, and in lieu of each such provision, there shall be added, as a part of this Lease, a provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(h) All references in this Lease to “the date hereof” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

(i) Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with this Lease, other than HPI Real Estate, Inc. and HPI Corporate Services, Inc. (collectively, the “Brokers”). Tenant and Landlord shall each indemnify the other against all costs, attorneys’ fees, and other liabilities for commissions or other compensation claimed by any broker or agent (other than the Brokers) claiming the same by, through, or under the indemnifying party. Landlord shall pay commissions to the Brokers pursuant to separate written agreements between Landlord and the Brokers.

(j) If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. If and when included within the term “Landlord,” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Landlord. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of Section 24 to the same effect as if each had received such notice.

(k) The terms and conditions of this Lease are confidential and Tenant and Landlord shall not disclose the terms of this Lease to any third party, other than to such party’s agents, investors, prospective investors, lenders, prospective lenders or a prospective purchaser of the Project, except as may be required by law or to enforce its rights hereunder. Notwithstanding anything to the contrary set forth above, in the event Tenant is required to attach a copy of this Lease to its SEC filing, the agreements regarding non-disclosure set forth in this Section 23(k) shall terminate. Further, to the extent Tenant is required by applicable law to disclose any terms set forth in this Lease, any information disclosed by Tenant in an SEC filing shall not be subject to such confidentiality requirement.

(1) Tenant shall pay interest on all past-due rent from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 23(1) or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

(m) Intentionally deleted.

(n) THIS LEASE WILL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

(o) Landlord and Tenant agree that each provision of this Lease for determining charges, amounts and additional rent payments by Tenant (including without limitation, Sections 2 and 3 of this Lease) is commercially reasonable, and as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.012 (Assessment of Charges) of the Texas Property Code, as such section now exists or as it may be hereafter amended or succeeded.

(p) TENANT ACKNOWLEDGES THAT THE TEXAS DECEPTIVE TRADE PRACTICES – CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS (THE “DTPA”), DOES NOT APPLY TO THIS LEASE BECAUSE THE TOTAL CONSIDERATION PAYABLE UNDER THIS LEASE EXCEEDS $500,000.00 AND THIS LEASE DOES NOT INVOLVE TENANT’S RESIDENCE. THE FOREGOING SHALL NOT BE DEEMED TO PRECLUDE LANDLORD FROM CLAIMING ON ANY OTHER BASIS THAT THE DTPA DOES NOT APPLY TO THIS LEASE.

24.	NOTICES

Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with when and if the following steps are taken.

(a) All rent shall be payable to Landlord at the address for Landlord set forth in Section 2(d) above or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay rent shall not be deemed satisfied until such rent has been actually received by Landlord.

(b) All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

(c) Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25.	HAZARDOUS WASTE

The term “Hazardous Substances,” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any Law relating to health, pollution, or protection of the environment. Tenant hereby agrees that (a) no activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant’s business activities (the “Permitted Activities”) provided such Permitted Activities are conducted in accordance with all Environmental Laws and have been approved in advance in writing by Landlord; (b) the Premises will not be used in any manner for the storage of any Hazardous Substances except for any temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location satisfying all Environmental Laws and approved in advance in writing by Landlord; (c) no portion of the Premises will be used as a landfill or a dump; (d) Tenant will not install any underground tanks of any type; (e) Tenant will not allow any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute a public or private nuisance; (f) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed by Tenant, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws; (g) Tenant will maintain on the Premises a list of all materials stored at the Premises for which a material safety data sheet (an “MSDS”) was issued by the producers or manufacturers thereof, together with copies of the MSDS’s for such materials, and shall deliver such list and MSDS copies to Landlord upon Landlord’s request therefor; and (h) Tenant shall remove all Permitted Materials from the Premises in a manner acceptable to Landlord before Tenant’s right to possess the Premises is terminated. If at any time during or after the Term, the Premises are found to be so contaminated or subject to such conditions and such contamination and conditions are caused by Tenant or Tenant’s agents, employees, invitees or contractors, Tenant shall defend, indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of the Premises by Tenant, except to the extent any conditions or contamination are caused by Landlord. The foregoing indemnity shall survive termination or expiration of this Lease. Unless expressly identified on an addendum to this Lease, as of the date hereof there are no “Permitted Activities” or “Permitted Materials” for purposes of the foregoing provision and none shall exist unless and until approved in writing by the Landlord. Landlord may enter the Premises and conduct environmental inspections and tests therein as it may reasonably require from time to time, provided that Landlord shall use reasonable efforts to minimize the interference with Tenant’s business. Such inspections and tests shall be conducted at Landlord’s expense, unless they reveal the presence of Hazardous Substances caused by Tenant or Tenant’s agents, employees, invitees or contractors (other than Permitted Materials or those placed in the Premises by Landlord) or that Tenant has not complied with the requirements set forth in this Section 25, in which case Tenant shall reimburse Landlord for the cost thereof within ten days after Landlord’s request therefor.

Landlord warrants and represents to Tenant that, to the best of Landlord’s actual current knowledge, as of the date of this Lease, based solely on the Phase I Environmental Site Assessment prepared by Terracon as Project No. 96077005, dated January 26, 2007 (the “Report”) there are no Hazardous Substances in the Premises in violation of applicable Environmental Laws, except as otherwise may be set forth in the Report. Further, Landlord represents that to Landlord’s actual knowledge, the building materials used to construct the Premises do not contain any Hazardous Substances in violation of applicable Environmental Laws. If the representations and warranties set forth in this paragraph are incorrect or breached, Landlord shall indemnify and hold Tenant and Tenant’s officers, directors, stockholders, employees and agents harmless from and against all costs, liabilities and damages (including without limitation, reasonable attorneys’ fees), incurred by Tenant or its officers, directors, stockholders, employees or agents as a result of such misrepresentation or breach.

In the event the Premises contain Hazardous Substances in violation of applicable Environmental Laws on the Commencement Date or in the event the Premises contain asbestos or asbestos containing material on the Commencement Date, and in either event, the same were not introduced by Tenant or its agents, employees, contractors or invitees, Landlord shall, as Tenant’s sole and exclusive remedy, at Landlord’s sole cost and expense, cause such Hazardous Substances, including asbestos and asbestos containing materials, to be removed or otherwise remediated in compliance with applicable Environmental Laws.

26.	LANDLORD’S LIEN Intentionally deleted.

27.	COMPLIANCE WITH LAWS

Landlord represents and warrants to Tenant that the Premises, the Building and the Project are built in a good and workmanlike manner and are in compliance with all applicable Laws in existence as of the date of this Lease. If at any time during the Term, the Common Areas of the Project or the structure of the Building shall fail to comply with any Laws and such failure is not caused by Tenant or Tenant’s agents, employees, invitees or contractors, Landlord shall (subject to the reimbursement of such costs on the terms and subject to the limitations of this Lease) take such action is connection therewith as may be (and within the time frame) required by Law to cause the same to comply.

TENANT ACKNOWLEDGES THAT UPON OCCUPANCY OF THE PREMISES (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION, (2) THE BUILDING’S IMPROVEMENTS ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY REPRESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES TO ALTER, REMODEL OR IMPROVE THE PREMISES HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE), AND (5) NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE REGARDING THE CONDITION OR SUITABILITY OF THE PREMISES ON THE COMMENCEMENT DATE (UNLESS AND EXCEPT AS MAY BE EXPRESSLY SET FORTH IN EXHIBIT B ATTACHED TO THIS LEASE, OR AS IS OTHERWISE EXPRESSLY SET FORTH IN THIS LEASE). FURTHER, TO THE EXTENT PERMITTED BY LAW, TENANT WAIVES ANY IMPLIED WARRANTY OF SUITABILITY OR OTHER IMPLIED WARRANTIES THAT LANDLORD WILL MAINTAIN OR REPAIR THE PREMISES OR ITS APPURTENANCES EXCEPT AS MAY BE CLEARLY AND EXPRESSLY PROVIDED IN THIS LEASE.

[Signatures on following page]

Executed by Landlord on the      day of             ,         .

LANDLORD:

HEP DAVIS SPRING, L.P., a Texas limited partnership

By:	IND-HP GP, Inc., a Texas corporation

By:
Name:
Title:
Address:	C/O HPI Real Estate, Inc.
3600 North Capital of Texas Highway Building B, Suite 250 Austin, Texas 78746
Telephone:	(512) 835-4455
Telecopy:	(512) 835-1222

Executed by Tenant on the      day of             ,         .

TENANT:

HEALTHTRONICS, INC., a Georgia corporation

By:
Name:
Title:
Address:

Telephone:
Telecopy:
Taxpayer ID #
OR
Social Security #

EXHIBIT A	Description of Premises and Floor Plan
EXHIBIT A-l	Project
EXHIBIT B	Work Letter
EXHIBIT C	Notice of Commencement
EXHIBIT D	Signage Specifications
EXHIBIT E	Surrender Conditions
EXHIBIT F	Intentionally Deleted
EXHIBIT G	Termination Option
EXHIBIT G-1	Allowance Amortization Schedule for Termination Option

EXHIBIT A

DESCRIPTION OF PREMISES AND FLOOR PLAN

Legal Description:	Lot 8, Block A, Section 9A Davis Spring Commercial, recorded in Document No. 199984906 of Williamson County, Texas

Premises:	Davis Spring Corporate Center 3 9825 Spectrum Drive, Suite 300 Austin, Texas 78729

A-1

EXHIBIT A-1

PROJECT

Legal Description:

Lot 1, Block A, Section 2 Davis Spring Commercial, recorded in Document No. 2007071430 of Williamson County, Texas

and

Lot 8, Block A, Section 9A Davis Spring Commercial, recorded in Document No. 199984906 of Williamson County, Texas

A-1-1

EXHIBIT B

WORK LETTER

1. Landlord shall cause to be prepared and submitted to Tenant a complete set of plans and specifications (the “Plans”) describing the improvements to be made to the Premises (the “Initial Improvements”). Tenant shall review the Plans and deliver to Landlord in writing any requested modifications or changes thereto within a reasonable amount of time after receipt of the same. Landlord shall then diligently cause to be made those requested modifications and changes to the Plans which are acceptable to Landlord, and then shall resubmit the Plans to Tenant. The foregoing process shall be repeated until Landlord and Tenant have agreed on the Plans. Upon approval of the Plans by Landlord and Tenant, Landlord shall obtain competitive bids for the Initial Improvements. Landlord shall enter into a contract for the Initial Improvements with the low bidder unless Tenant and Landlord agree on another bidder. Notwithstanding anything to the contrary herein, other than the preparation of the final, approved Plans, as described herein, Landlord’s obligations under this Exhibit B shall not commence until the occurrence of either (i) the closing of HPI’s (or its affiliate’s) purchase of Capital View Center pursuant to the Purchase Agreement (as such transaction is described in Section 1(b) of the Lease), or (ii) Tenant’s waiver (or deemed waiver) of its right to terminate the Lease due to the termination of the Purchase Agreement pursuant to Section 1(b) of the Lease.

2. Upon execution of the construction contract, Landlord shall cause the contractor to diligently construct the Initial Improvements described on the Plans, however, if such construction is not substantially completed by August 1, 2008, Landlord shall not be liable for damages therefor and Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant in a substantially completed condition and (a) Tenant’s obligation to pay Base Rent and additional rent under Section 2(b) of this Lease shall be waived until the Commencement Date (as defined in Section 1(b) of this Lease, subject to Paragraph 5 below). Notwithstanding anything to the contrary set forth in this Lease, if the Commencement Date has not occurred on or before the Outside Completion Date (hereinafter defined), Tenant, as its sole and exclusive remedy, shall be entitled to one (1) day abatement of Base Rent for each day after the Outside Completion Date that the Commencement Date does not occur. For purposes hereof, the “Outside Completion Date” shall mean the date which is three and one-half (3.5) months after the later to occur of (i) Landlord’s receipt of a building permit for the Initial Improvements and (ii) Tenant’s approval of the Construction Costs. Landlord and Tenant acknowledge and agree that: (i) the determination of the Commencement Date shall take into consideration the effect of any Tenant delays, and (ii) the Outside Completion Date shall be postponed by the number of days the Commencement Date is delayed due to events of force majeure.

3. Following final approval of the Plans in accordance with Paragraph 1 above, Tenant may from time to time make changes to the Plans with Landlord’s prior written consent, which shall not be unreasonably withheld. Each subsequent request shall be set forth in a written notice delivered to Landlord, specifying in detail the requested change. If Tenant requests any such change, then (1) Tenant shall pay all additional costs in designing and constructing the Initial Improvement as a result of such changes, with fifty percent (50%) of such additional costs being paid at the time of the change and the remaining cost being paid upon substantial completion of the Initial Improvements, (2) all delays in designing and constructing the Initial Improvements caused by such changes shall not delay the Commencement Date, and (3) Tenant shall pay to Landlord the additional costs in designing and constructing the Initial Improvements that will be caused by such changes in accordance with Paragraph 4 below.

4. Tenant shall pay all costs incurred in designing and constructing the Initial Improvements (the “Construction Costs”), which costs shall include architectural fees, engineering fees, and a construction management fee payable to Landlord equal to three percent (3%) of the Construction Costs. Upon selection of the contractor for the Initial Improvements, Tenant shall pay to Landlord 50% of the amount, if any, by which the estimated Construction Costs exceed the Allowance (as hereinafter defined). If the Initial Improvements will not be substantially completed before the expiration of the first full calendar month after selection of the contractor, the remaining portion of such excess shall be payable in equal monthly installments on the first day each month, beginning the first day of the second full calendar month after the selection of the contractor and ending on the substantial completion date. The monthly installments due on the first day of each month shall equal the remaining portion of such excess divided by the number of scheduled payment dates (including the substantial completion date) from the date hereof through the estimated substantial completion date for the Initial Improvements. Upon substantial completion of the Initial Improvements and before Tenant occupies the Premises to conduct business therein, Tenant shall pay to Landlord an amount equal to the Construction Costs less (A) the amount of payments already made by Tenant, and (B) the amount of the Allowance. The “Allowance” shall be a sum equal to up to $27.00 per square foot in the Premises.

If Tenant is not in default at the time Tenant notifies Landlord of its election to receive the Additional Allowance (hereinafter defined), Tenant shall have the right to have Landlord pay an additional sum not to exceed $3.00 per square foot of the Premises toward the Construction Costs, which amount shall be added to the Allowance (such amount, the “Additional Allowance”). In the event Tenant elects to receive the Additional Allowance, Tenant shall provide written notice of such election within thirty (30) days after the cost of the Initial Improvements under the contract with the general contractor has been approved by Tenant. In the event Landlord provides any portion of the Additional Allowance, Base Rent shall be increased by an amount which will fully amortize the actual Additional Allowance paid by Landlord over the portion of the initial Lease Term at an interest rate equal to ten percent (10%) per annum, and Landlord and Tenant shall enter into an amendment of this Lease to reflect such increase in Base Rent. For purposes of calculating such amortization, the Additional Allowance applicable to 51,923 square feet of the Premises shall be amortized over the Term of this Lease, commencing with Month 4 of the Term, and the Additional Allowance applicable to 4,500 square feet of the Premises shall be amortized over the Term of this Lease, commencing with Month 13 of the Term.

B-1

5. The term “substantial completion” or “substantially completed” shall mean that, in the opinion of the architect or space planner who prepared the Plans (the “Design Professional”), Jeb Barmish, Landlord’s construction manager, the general contractor and Tenant, that the Initial Improvements have been completed substantially in accordance with the Plans, subject to completion of minor punch list items. In the event Jeb Barmish, the Design Professional and the general contractor do not agree with Tenant with respect to the occurrence of substantial completion, Davis RKP Architects shall be designated as an independent architect to determine whether substantial completion has occurred, and such determination shall be binding on Landlord and Tenant. As soon as the Initial Improvements have been substantially completed, Landlord shall notify Tenant in writing that the Commencement Date has occurred. Within ten days thereafter, Tenant shall submit to Landlord in writing a punch list of items needing completion or correction. Landlord shall use commercially reasonable efforts to complete such items within 30 days after it receives such notice. If Tenant or its employees, agents or contractors delay approval of the Plans or completion of the Initial Improvements, then the Commencement Date shall be the date that, in the Design Professional’s opinion, substantial completion would have occurred had such delays not occurred.

B-2

EXHIBIT C

NOTICE OF COMMENCEMENT

This Notice of Commencement is delivered as of the      day of             ,         , by and between HEP DAVIS SPRING, L.P. as Landlord and HEALTHTRONICS, INC. as Tenant, pursuant to the provisions of Section 1(b) of that certain Lease Agreement (“Lease”) dated                      covering that certain space in the Building commonly known as Davis Spring Corporate Center 3. All terms used herein with initial letter capitalized shall have the meaning assigned to such terms in the Lease.

W I T N E S S E T H:

1.	Tenant acknowledges and agrees that it has fully inspected the Premises and, except for any punchlist items attached hereto, accepts the Premises, and improvements situated thereon, and that the Premises are suitable for the purposes for which the same are leased in their present condition.

2.	The Commencement Date of the Lease is the day of , 20 and the expiration date shall be the day of , 20 .

3.	The Premises consists of square feet of area in the Building.

4.	The Base Rent and Operating Expenses is to be calculated, determined and paid in the amounts and on the dates provided in Sections 2(a) and 2(b) of the Lease.

5.	Remittance of the foregoing payments shall be made on the first business day of each calendar month in accordance with the terms and conditions of the Lease at .

Executed on the      day of             ,         .

LANDLORD:		TENANT:

HEP DAVIS SPRING, L.P., a Texas limited partnership		HEALTHTRONICS, INC., a Georgia corporation

By:	IND-HP GP, Inc., a Texas corporation

By:		By:
Name:		Name:
Title:		Title:

C-1

EXHIBIT D

SIGNAGE SPECIFICATIONS

[To be inserted]

D-1

EXHIBIT E

SURRENDER CONDITIONS

Upon expiration or earlier termination of this Lease, in addition to the requirements under the terms the Lease, Tenant shall ensure that:

a.	All interior and exterior lights and bulbs are operational.

b.	All exhaust, ceiling and overhead fans are operational.

c.	Warehouse floor areas are broom swept and clean of all trash and materials.

d.	Warehouse floor areas are cleaned of oils, fluids and other foreign materials.

e.	All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

f.	All electrical and telecommunications conduit and wiring installed by or for Tenant specifically for Tenant’s equipment is removed to the originating panel if Landlord so requires.

g.	Overhead interior and exterior doors are operational and in good condition.

h.	Any bolts secured to the floor are cut off flush and sealed with epoxy.

i.	Warehouse fencing or partitions are removed if Landlord so requires.

j.	All furniture, trash and debris are removed.

k.	All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises and other locations of the Project.

l.	All carpet areas are vacuumed.

m.	All uncarpeted office floors are swept, and any excess wax build-up on tile and vinyl floors is properly removed.

n.	All computer cable and conduit installed by or for Tenant is removed to point of origin.

o.	All windows and miscellaneous hardware are operational and in good condition.

p.	All HVAC and mechanical systems and equipment are operational and in good condition.

q.	Ceiling tiles, grid, light lenses, air grills and diffusers are in place with no holes or stains.

r.	There are no broken windows or other glass items.

s.	Bathroom walls, floors, and fixtures are clean and in good condition, reasonable wear and tear excepted.

t.	All plumbing fixtures are intact, operational free of leaks and in good condition, reasonable wear and tear excepted.

u.	Intentionally deleted.

v.	Walls (internal and external) are clean and any holes are properly and permanently patched.

E-1

EXHIBIT F

[Intentionally Deleted]

F-1

EXHIBIT G

TERMINATION OPTION

Tenant (but not any assignee or subtenant of Tenant) shall have the one-time right to terminate this Lease (“Termination Option”), with respect to the entire Premises only, effective on the last day of the 60th full calendar month of the Term (the “Accelerated Expiration Date”), if:

(i) No Event of Default exists on the date Tenant provides Landlord with a Termination Notice (hereinafter defined); and

(ii) No more than twenty-five percent (25%) of the Premises is sublet (other than a Permitted Transfer) at the time the Termination Notice is delivered; and

(iii) The Lease has not been assigned to any party, other than a Permitted Transfer; and

(iv) Landlord receives written notice of termination (“Termination Notice”) not less than one hundred eighty (180) days prior to the Accelerated Expiration Date.

(b) Tenant, concurrently with its delivery of the Termination Notice to Landlord, shall pay to Landlord an amount equal to the sum of the unamortized portion (as of the Accelerated Expiration Date) of all leasing commissions, tenant improvement allowances (including without limitation the Allowance and any Additional Allowance) and other costs paid by Landlord in connection with this Lease plus two (2) month’s gross rent (base rent and operating expenses) (the “Termination Fee”). The Allowance, any Additional Allowance, and leasing commissions applicable to 51,923 square feet of the Premises shall be amortized over the Term of this Lease, commencing with Month 4 of the Term, and the Allowance, any Additional Allowance, and leasing commissions applicable to 4,500 square feet of the Premises shall be amortized over the Term of this Lease, commencing with Month 13 of the Term, all as shown on the amortization schedules attached to this Lease as Exhibit G-1. Tenant shall remain liable for all Base Rent, operating expenses and other sums due under the Lease up to and including the Accelerated Expiration Date even though billings for such may occur subsequent to the Accelerated Expiration Date.

(e) If Tenant, subsequent to providing Landlord with a Termination Notice, defaults in any of the provisions of this Lease (including, without limitation, a failure to pay the Termination Fee due hereunder), Landlord, at its option, may (i) declare Tenant’s exercise of the Termination Option to be null and void, and any Termination Fee paid to Landlord shall be returned to Tenant, after first applying such Termination Fee against any past due Rent under the Lease, or (ii) continue to honor Tenant’s exercise of its Termination Option, in which case, Tenant shall remain liable for the payment of the Termination Fee and for all Base Rent, additional rent and other sums due under the Lease up to and including the Accelerated Expiration Date even though billings for such may occur subsequent to the Accelerated Expiration Date.

(f) As of the date Tenant provides Landlord with a Termination Notice, any unexercised rights or options of Tenant to renew the Term of the Lease or to expand the Premises (whether expansion options, rights of first offer, or other similar rights), shall immediately be deemed terminated and no longer available or of any further force or effect.

G-1

EXHIBIT G-1

AMORTIZATION SCHEDULES FOR TERMINATION OPTION

[To be inserted]

G-1